Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Varex Imaging Corporation of our report dated November 30, 2020 relating to the financial statements, which appears in Varex Imaging Corporation's Annual Report on Form 10-K for the year ended October 1, 2021.

/s/ PricewaterhouseCoopers LLP
Salt Lake City, Utah
February 11, 2022